Exhibit 99.1

Bridgeline Announces Financial Results for the Fourth Quarter of Fiscal 2025

Woburn, Mass. - Bridgeline Digital, Inc. (NASDAQ: BLIN), a leader in AI-powered marketing technology, today announced financial results for its fiscal 2025 fourth quarter, which ended September 30, 2025.

“Our Core products, led by the HawkSearch suite and it’s AI products, grew by 16% and had 117% Net Revenue Retention, which demonstrates customer satisfaction and demand for our AI-powered product discovery,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “We begin fiscal 2026 with a 65% larger sales pipeline, #1 ranking in Gartner’s Critical Capabilities Report for B2B Search Use Case, and 58% of our revenue now coming from our Core products.”

Financial Highlights – Fourth Quarter of Fiscal Year 2025

●	Total revenue, which is comprised of SaaS Subscription and Services revenue, was $3.9 million for the quarter ended September 30, 2025, an increase from both the prior quarter and the prior year.

●	Subscription revenue of $3.1 million increased 4% from $3.0 million in the prior year.

●	Services revenue of $0.7 million for the quarter ended September 30, 2025 decreased from $0.8 million in the prior year.

Financial Highlights – Fiscal Year 2025

●	Total revenue of $15.4 million for the year ended September 30, 2025 increased from $15.4 million in the prior year.

●	Subscription revenue of $12.4 million increased from $12.1 million in the prior year.

●	Services revenue of $3.0 million for the year ended September 30, 2025 decreased from $3.2 million in the prior year.

●

Bridgeline’s Core products, led by HawkSearch, grew by 16% to $8.9 million in fiscal 2025 (representing 58% of total revenue) from $7.7 million in fiscal 2024 (representing 50% of total revenue). Bridgeline revenue was flat in fiscal 2025 compared to fiscal 2024, with growth in Core products, led by HawkSearch, offset by lower revenue in certain legacy products.

Sales Highlights

●	In the fourth quarter of fiscal year 2025, Bridgeline sold 18 new subscription contracts for $1.25M in total contract value, adding over $350,000 in Annual Recurring Revenue.

●	For fiscal year 2025, Bridgeline sold 83 new subscription contracts for $6.9M in total contract value, adding over $2.4M in Annual Recurring Revenue, an increase of over 18% from fiscal 2024.

●	Bridgeline’s sales cycle reduced from over 160 days in fiscal 2024 to 92 days in fiscal 2025.

●	Bridgeline’s average subscription ARR per sale increased by 35% from $18,500 in fiscal 2024 to $25,000 in fiscal 2025.

●	Core products Net Revenue Retention (“NRR”) was 117% for the year ended September 30, 2025.

●

Demand for HawkSearch remained strong across B2B verticals with complex catalogs, contributing to higher-value subscription bookings during the quarter and supporting the Company’s focus on recurring AI-driven revenue.

Product Highlights

●	HawkSearch released its Agentic AI product that includes a data lake for Advanced Analytics and Agentic Analytics Assistant support.

●	We launched Enhanced Multilingual Search which expanded support for non-English languages, improving matching accuracy for Chinese queries and mixed-language content.

●

Nested fields were added as a new field type to support large catalogs with specific inventory, pricing, shipping and other content for large numbers of locations, including support for partial indexing at scale.

●	Enhancements were made to Visual Search, so that an image that is uploaded is now displayed in Advanced Explanation, which provides merchandisers greater insight into results from Visual Search.

Partner Highlights

●

Unilog added the HawkSearch platform to their technology partner ecosystem to power advanced search as an add-on option for their CX1 eCommerce platform. Unilog will integrate HawkSearch with its CX1 CIMM2 eCommerce platform, adding a powerful new option to its growing ecosystem of technology partners. With the HawkSearch integration, Unilog customers can enhance their digital storefronts with intelligent, AI-assisted search tailored to complex catalogs and buyer behaviors, improving product discovery, engagement, and conversion.

●	Salesforce customers can now access HawkSearch directly from the AppExchange, launch the connector, and immediately enhance their eCommerce experience, driving quick improvements in revenue.

Customer Highlights

●

Do It Best has been a long-standing Hawksearch customer, and with their recent acquisition of True Value Hardware, they are making substantial investments in Hawksearch. Do It Best now powers search for 175,000 products with real-time inventory and pricing for 3,000 store locations, which is planned to grow to over 9,000 stores in 2026 as the True Value stores are powered.

●

A top appliance retailer launched a search platform upgrade where HawkSearch now powers OpenSearch, Smart Search, and advanced visual search for the appliance retailer. AI-driven analytics give the retailer insights to improve merchandising and marketing strategies in real time.

●

A major architectural décor provider selected HawkSearch to power its product discovery. The selection was driven by our advanced capabilities, including Visual Search, which allows shoppers to find products based on visual attributes that may not be captured in traditional data fields.

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A large healthcare provider chose HawkSearch to power search on their new Shopware eCommerce site. The selection was driven by our advanced capabilities to personalize experiences for customers, offering tailored entitlements and restrictions as well as AI-driven tools such as Smart Search and Smart Response.

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A leading plastics and industrial supplier selected HawkSearch to pilot a suite of advanced AI-powered search capabilities, including Smart Search, Smart Response, and Conversational Search. They will use a Unified Search experience that combines Concept Search and Image Search, with traditional keyword search, to help users find products through both natural language queries and visual inputs.

●

A national distributor and solutions provider of janitorial/sanitation, foodservice, and industrial packaging products launched HawkSearch on the Optimizely Configured Commerce platform, where HawkSearch is natively integrated as the premier, advanced site search and merchandising solution. The deployment transforms how customers interact with the distributor's extensive catalog, using AI-driven context recognition to find products and resources based on intent rather than exact keywords, reducing the time it takes to locate the right items across complex, multi-category inventories.

●

A major international provider in the material handling industry selected HawkSearch and will leverage the advanced web crawler to extract and enrich product attributes from detailed descriptions, enhancing the customer experience with more accurate and relevant search results.

Financial Results – Fourth Quarter of Fiscal Year 2025

●	Total revenue, which is comprised of Subscription and Services revenue, was $3.9 million for the quarter ended September 30, 2025, as compared to $3.9 million for the same period in 2024.

●

Subscription revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, was $3.1 million for the quarter ended September 30, 2025, as compared to $3.0 million for the same period in 2024. As a percentage of total revenue, Subscription revenue was 81% of total revenue for the quarter ended September 30, 2025, as compared to 78% for the same period in 2024.

●

Services revenue was $0.7 million for the quarter ended September 30, 2025, compared to $0.8 million for the same period in 2024. As a percentage of total revenue, Services revenue accounted for 19% of total revenue for the quarter ended September 30, 2025, as compared to 22% for the same period in 2024.

●

Cost of revenue was $1.3 million for the quarter ended September 30, 2025, as compared to $1.2 million for the same period in 2024. Gross profit was $2.5 million for the quarter ended September 30, 2025, as compared to $2.7 million for the same period in 2024.

●

Gross margin was 66% for the quarter ended September 30, 2025, as compared to 69% for the same period in 2024. Subscription gross margin was 69% for three months ended September 30, 2025, as compared to 72% for the same period in 2024. Services gross margin was 50% for the three months ended September 30, 2025, as compared to 58% for the same period in 2024.

●	Operating expenses were $3.0 million for the quarter ended September 30, 2025, as compared to $3.1 million for the same period in 2024.

●	Operating loss for the quarter ended September 30, 2025 was $0.5 million, as compared to $0.5 million for the same period in 2024.

●	Net loss for the quarter ended September 30, 2025, was $0.4 million, compared to a net loss of $0.4 million for the same period in 2024.

Financial Results – Fiscal Year 2025

●	Total revenue, which is comprised of Subscription and Services revenue, was $15.4 million for the year ended September 30, 2025, an increase from $15.4 million for the same period in 2024.

●

Subscription revenue, which is comprised of SaaS licenses, maintenance and hosting revenue was $12.4 million for the year ended September 30, 2025, as compared to $12.1 million for the same period in 2024. As a percentage of total revenue, Subscription revenue was 80% of total revenue for the year ended September 30, 2025, compared to 79% for the same period in 2024.

●

Services revenue was $3.0 million for the year ended September 30, 2025, as compared to $3.2 million for the same period in 2024. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the year ended September 30, 2025, compared to 21% for the same period in 2024.

●

Cost of revenue was $5.1 million for the year ended September 30, 2025, as compared to $4.9 million for the same period in 2024. Gross profit was $10.2 million for the year ended September 30, 2025, as compared to $10.4 million for the same period in 2024.

●

Gross margin was 67% for the year ended September 30, 2025, as compared to 68% for the same period in 2024. Subscription gross margin was 70% for the year ended September 30, 2025, as compared to 72% for the same period in 2024. Services gross margin was 51% for the year ended September 30, 2025, as compared to 52% for the same period in 2024.

●	Operating expenses were $12.7 million for the year ended September 30, 2025, as compared to $12.5 million for the same period in 2024.

●	Operating loss for the year ended September 30, 2025, was $2.4 million, as compared to an operating loss of $2.0 million for the same period in 2024.

●	Net loss for the year ended September 30, 2025, was $2.5 million, compared to a net loss of $2.0 million for the same period in 2024.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, December 18, 2025, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period. The details of the conference call webcast and replay are as follows:

Bridgeline Digital Fourth Quarter 2025 Earnings Call

Thursday, December 18, 2025, at 4:30 p.m. ET
Webcast Registration: https://www.webcaster5.com/Webcast/Page/3079/53122

Non-GAAP Financial Measures

This press release contains references to Adjusted EBITDA, a Non-GAAP financial measure.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Bridgeline's management does not consider Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measure to the comparable GAAP financial measure, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definition of Non-GAAP Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. As a result of the limitations that Adjusted EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Other Terms

Core Product revenue includes all subscription license and services revenue from HawkSearch, WooRank licenses for HawkSearch customers, and AccessiBe.

Net Revenue Retention (“NRR”) is measured as the current period trailing twelve months Monthly Recurring Revenue (“MRR”), including Cross Sales and Net Renewal (expansion less contraction) MRR, all divided by trailing twelve months MRR for the previous period trailing twelve months.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	September 30,	September 30,
	2025	2024
ASSETS

Current assets:
Cash and cash equivalents	$1,626	$1,390
Accounts receivable, net	1,542	1,288
Prepaid expenses and other current assets	310	269
Total current assets	3,478	2,947
Property and equipment, net	46	74
Operating lease assets	134	163
Intangible assets, net	3,176	3,908
Goodwill, net	8,468	8,468
Other assets	24	42
Total assets	$15,326	$15,602

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$156	$282
Current portion of operating lease liabilities	61	157
Accounts payable	1,684	1,112
Accrued liabilities	819	988
Deferred revenue	2,262	2,189
Total current liabilities	4,982	4,728
Long-term debt, net of current portion	170	244
Operating lease liabilities, net of current portion	73	6
Warrant liabilities	102	98
Other long-term liabilities	431	520
Total liabilities	5,758	5,596

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and 350 shares issued and outstanding at September 30, 2024	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 12,224,399 shares issued and outstanding at September 30, 2025 and 10,417,609 shares issued and outstanding at September 30, 2024	12	10
Additional paid-in-capital	103,924	101,833
Accumulated deficit	(94,056)	(91,538)
Accumulated other comprehensive loss	(312)	(299)
Total stockholders' equity	9,568	10,006
Total liabilities and stockholders' equity	$15,326	$15,602

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Subscription	$3,133	$3,025	$12,355	$12,134
Services	738	838	3,028	3,224
Total net revenue	3,871	3,863	15,383	15,358

Cost of revenue:
Subscription	960	859	3,654	3,392
Services	369	352	1,488	1,532
Total cost of revenue	1,329	1,211	5,142	4,924
Gross profit	2,542	2,652	10,241	10,434

Operating expenses:
Sales and marketing	1,119	912	4,474	3,715
General and administrative	806	857	3,149	3,282
Research and development	880	1,022	4,024	4,160
Depreciation and amortization	194	201	779	1,086
Restructuring and acquisition related expenses	25	142	242	210
Total operating expenses	3,024	3,134	12,668	12,453

Loss from operations	(482)	(482)	(2,427)	(2,019)
Interest expense and other, net	9	(3)	(126)	(61)
Change in fair value of warrant liabilities	54	(5)	(4)	76
Loss before income taxes	(419)	(490)	(2,557)	(2,004)
Provision for (benefit from) income taxes	(54)	(58)	(39)	(43)
Net loss	$(365)	$(432)	$(2,518)	$(1,961)
Redemption of Series C Convertible Preferred Stock	-	-	(331)	-
Net loss applicable to common shareholders	$(365)	$(432)	$(2,849)	$(1,961)

Net (loss) per share attributable to common shareholders:
Basic	$(0.03)	$(0.04)	$(0.25)	$(0.19)
Diluted	$(0.03)	$(0.04)	$(0.25)	$(0.19)
Number of weighted average shares outstanding:
Basic	11,227,586	10,417,609	11,227,586	10,417,609
Diluted	11,227,586	10,417,609	11,227,586	10,417,609

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(365)	$(432)	$(2,518)	$(1,961)
Provision for income taxes	$(54)	(58)	(39)	(43)
Interest expense and other, net	$(8)	3	4	61
Change in fair value of warrants	$(54)	5	4	(76)
Amortization of intangible assets	$183	186	732	982
Depreciation and other amortization	$10	22	62	130
Restructuring and acquisition related charges	$25	142	242	210
Stock-based compensation	$94	137	582	505
Adjusted EBITDA	$(169)	$5	$(931)	$(192)